EXHIBIT (11)
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                QUARTERS ENDED APRIL 1, 1999 AND APRIL 2, 1998
                                                                                   WEIGHTED
                                  SHARES OF    NUMBER OF DAYS     NUMBER OF     NUMBER OF SHARES
                                COMMON STOCK    OUTSTANDING       SHARE DAYS      OUTSTANDING
                                -------------  --------------    -------------  ----------------
Quarter Ended April 1, 1999
---------------------------
January 1 - April 1               6,868,614         91            625,043,852
Treasury Stock Purchases         (    2,374)      Various        (      2,374)
Shares Issued                        19,810       Various             772,451
                                  ---------                       -----------
                                  6,886,050                       625,813,929      6,877,076
                                  =========                       ===========      =========

Quarter Ended April 2, 1998
---------------------------
January 2 - April 2               6,669,515         91            606,925,893
Treasury Stock Purchases         (    7,801)      Various        (     23,403)
Shares Issued                       156,072       Various           5,874,894
                                  ---------                       -----------
                                  6,817,786                       612,777,384       6,733,817
                                  =========                       ===========       =========
              TWO QUARTERS ENDED APRIL 1, 1999 AND APRIL 2, 1998

                                 SHARES OF     NUMBER OF DAYS    NUMBER OF      NUMBER OF SHARES
                                COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                                -------------  --------------  ---------------  ----------------
Period Ended April 1, 1999
--------------------------
October 1 - April 1               6,861,252         183         1,255,609,116
Treasury Stock Purchases         (    2,374)      Various      (        2,374)
Shares Issued                        27,172       Various           1,836,710
                                  ---------                     -------------
                                  6,886,050                     1,257,443,452       6,871,276
                                  =========                     =============       =========

Period Ended April 2, 1998
--------------------------
October 1 - April 2               6,646,677         184          1,222,988,544
Treasury Stock Purchases         (    7,801)      Various      (       23,403)
Shares Issued                       178,910       Various           8,752,829
                                  ---------                     -------------
                                  6,817,786                     1,231,717,970       6,694,119
                                  =========                     =============       =========

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


  (B)  Computation of Earnings (Loss) Per Share:

       Computation of earnings (loss) per share is net earnings (loss) divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                    QUARTER ENDED              TWO QUARTERS ENDED
                                April 1,      April 2,       April 1,      April 2,
                                  1999          1998           1999          1998
                              ------------  ------------   ------------  ------------
Basic:
 Weighted average number of shares
  of common stock outstanding   6,877,076     6,733,817      6,871,276     6,694,119
                               ----------   -----------    -----------   -----------

 Net loss                     ($1,428,692)  ($  429,694)   ($1,717,818)  ($  703,937)
                               ----------    -----------    ----------    ----------

 Net loss per share           ($     0.21)  ($     0.06)   ($     0.25)  ($     0.11)
                               ==========    ==========     ==========    ==========


Assuming dilution:
 Weighted average number of shares
  of common stock outstanding   6,877,076     6,733,817      6,871,276     6,694,119
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive               0             0              0             0
                                ---------     ---------     ----------    ----------
 Total                          6,877,076     6,733,817      6,871,276     6,694,119
                                ---------     ---------      ---------     ---------

 Net loss                     ($1,428,692)  ($  429,694)   ($1,717,818)  ($  703,937)
                               ----------    ----------     ----------    ----------

 Net loss per share           ($     0.21)  ($     0.06)   ($     0.25)  ($     0.11)
                               ==========    ==========     ==========    ==========













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